Exhibit 5.1

JAMES R. WHITAKER
DIRECT DIAL:  (513) 579-6415
FACSIMILE:  (513) 579-6457
E-MAIL:  JWHITAKER@KMKLAW.COM

                                 June 28, 1999



The Provident Bank
One East Fourth Street
Cincinnati, Ohio  45202

          RE: The Provident Bank--Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel for The Provident Bank, an Ohio banking corporation ("Provident"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each a "Series") of up to $2,285,000,000 aggregate principal amount of asset-backed securities (the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, master pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among Provident, a trustee (the "Trustee") and where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined the prospectus (the "Prospectus") and forms of prospectus supplement (each, a "Prospectus Supplement") related thereto contained in the Registration Statement. We have also examined the forms of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of each Series of Securities set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement and such other records, documents and instruments as we have deemed necessary for purposes of this opinion ("Documents").
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     In arriving at the opinions expressed below, we have assumed that each
Agreement will be duly authorized by all necessary corporate action on the part of Provident, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by Provident, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

     In addition, in rendering the opinions set forth below, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all Documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the documents relating to the above-mentioned transaction other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof.

     Based upon the foregoing, we are of the opinion that:

     1. Each Agreement, when duly authorized, executed and delivered by Provident, the Trustee, the Servicer (where applicable) and any other party hereto, will constitute a legal, valid and binding agreement of Provident, enforceable against Provident in accordance with its terms.

     2. When a Series of Securities has been duly authorized by all necessary action on the part of Provident (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

          The foregoing opinions are subject to the following qualifications:

          (i) The opinions expressed herein are rendered as of the date hereof and we undertake no obligation to update the opinions or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which the opinions are based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering the opinions expressed herein unless we are specifically engaged to do so;

          (ii) The opinions expressed herein are limited as described above, and we do not express an opinion with respect to the laws of any jurisdiction other than the laws of the States of Ohio and New York (excluding choice of law principles therein) and the federal laws of the United States of America, although we point out to you that we are not licensed to practice law in the State of New York;

          (iii) The legality, validity and enforceability of any rights and remedies provided in any of the Agreements or the Securities are subject to exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors' laws or similar laws now or hereafter in effect affecting the validity, legality and binding affect and enforceability of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers;

          (iv) Specific performance, injunctive relief or other traditional equitable remedies may not be available as being subject to the discretion of the court before which any proceeding therefore may be brought;

          (v) We express no opinion as to the enforceability of any provisions in any of the Agreements or the Securities providing for the recovery of attorneys' fees or other costs of collection.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and under the heading "Legal Matters" in each Prospectus Supplement, in each case forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                  Very truly yours,

                                  KEATING, MUETHING & KLEKAMP, P.L.L.


                                  BY:   /s/ James R. Whitaker
                                     ---------------------------
                                         James R. Whitaker
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